Exhibit 99.1

Mubadala Invests in Global Biosimulation Leader Certara

Princeton, N.J., July 27, 2021: Certara (NASDAQ: CERT), a global leader in biosimulation, today announced that Mubadala Investment Company (Mubadala) has made an approximately $250 million investment in Certara. The investment aligns with Mubadala’s strategy of enabling innovation to address unmet clinical needs and drive cost efficiencies.

Mubadala and certain existing institutional shareholders of Certara, including a shareholder affiliated with EQT, have entered into an agreement under which an affiliate of Mubadala will purchase an aggregate of 9,615,384 shares at $26 per share from the shareholders in a private transaction. The transaction is scheduled to close on August 2, 2021. EQT will remain a significant shareholder in the company after the transaction.

“We are pleased to welcome a significant new investment from Mubadala, a sovereign investor with deep expertise in life sciences that is focused on creating lasting value,” said William F. Feehery, Chief Executive Officer of Certara.  “As a newly listed public company, we are excited by Mubadala’s recognition of Certara’s performance and position as a global leader in biosimulation, especially as we execute on our next phase of growth.”

Camilla Languille, Head of Life Sciences at Mubadala, said, “Biosimulation is transforming traditional drug development via computational approaches that save time and cost throughout the entire biopharma R&D process. We are proud to have invested in Certara, whose industry-standard software is accelerating the development of new medicines that improve the lives of patients.”

Eric Liu, Co-Head of EQT’s Global Healthcare Sector Team, added, “We welcome Mubadala as a new shareholder of Certara. EQT remains a significant investor in Certara, and we look forward to continuing to support the management team in their efforts to accelerate medicines to patients through the use of biosimulation.”

About Certara
Certara accelerates medicines using biosimulation software and technology to transform traditional drug discovery and development. Its clients include more than 1,650 global biopharmaceutical companies, leading academic institutions, and key regulatory agencies across 61 countries.

About Mubadala Investment Company

Mubadala Investment Company is a sovereign investor managing a global portfolio, aimed at generating sustainable financial returns for the Government of Abu Dhabi.

Mubadala’s $243.4 billion (AED 894 billion) portfolio spans six continents with interests in multiple sectors and asset classes. We leverage our deep sectoral expertise and long-standing partnerships to drive sustainable growth and profit, while supporting the continued diversification and global integration of the economy of the United Arab Emirates.

Headquartered in Abu Dhabi, Mubadala has offices in London, Rio de Janeiro, Moscow, New York, San Francisco and Beijing.

For more information about Mubadala Investment Company, please visit: www.mubadala.com

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Certara’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to, (i) the failure of the transaction described above to close, or a delay in the anticipated closing date; (ii) any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; (iii) increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; (iv) our ability to compete within our market; (v) changes or delays in government regulation relating to the biopharmaceutical; and (vi) changes in EQT’s plans with respect to the Company. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release, and Certara undertakes no duty to update such information, except as required under applicable law.

Investor Relations Contact:

David Deuchler
Gilmartin Group
ir@certara.com

Media Contacts:

Daniel Yunger
Kekst CNC
daniel.yunger@kekstcnc.com

Ariane Lovell
Finn Partners
ariane.lovell@finnpartners.com